UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 23, 2005

                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                 0-28538                13-5630895
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission            (IRS Employer
of incorporation)                        File Number)        Identification No.)

1999 Broadway, Ste. 4300, Denver, Colorado                                80202
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code               (303) 296-5600
                                                 -------------------------------


 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.


     On May 23, 2005, TIMET UK Limited, TIMET Europe Limited and TIMET UK (Export) Limited (collectively, the "Borrowers") entered into a working capital facility with the Bank of Scotland. Each of the Borrowers is a wholly owned, direct or indirect, subsidiary of Titanium Metals Corporation. There is no material relationship between Titanium Metals Corporation or the Borrowers and the Bank of Scotland other than in respect of the working capital facility described herein. Under the working capital facility, the Borrowers may borrow up to (pound) 22.5 million (approximately $41.1 million based upon the exchange rate as of May 23, 2005), subject to a formula-determined borrowing base. Interest on the outstanding overdraft facility balances of the Borrowers accrues at rates that vary based upon the ratio of earnings before interest and taxes to total interest of the Borrowers from 1.125% to 1.375% above the Bank of
Scotland's published base rate and is payable monthly. The Borrowers' obligations are secured by a first priority security interest in substantially all of the assets of the Borrowers, and the facility agreement terminates on April 30, 2008. The facility agreement also contains representations, warranties and covenants customary in lending transactions of this type. The Bank of Scotland facility agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference, and the foregoing summary is qualified in its entirety by reference to the facility agreement.


Item 1.02       Termination of a Material Definitive Agreement.

     On May 23, 2005, contemporaneously with entering into the new facility agreement with the Bank of Scotland, TIMET UK Limited terminated its Loan and Overdraft Facilities arrangement with Lloyds TSB Bank plc ("Lloyds"). There is no material relationship between Titanium Metals Corporation or TIMET UK Limited and Lloyds other than in respect of the Loan and Overdraft Facilities agreement described herein. Under the Lloyds Loan and Overdraft Facilities agreement, TIMET UK could borrow up to (pound)22.5 million (approximately $41.1 million based upon the exchange rate as of May 23, 2005), subject to a formula-determined borrowing base. Interest on the outstanding overdraft facility balances generally accrued at Lloyds' published base rate plus 1.25% on British pound sterling borrowings and at Lloyds' short term offered rate plus 1.0% on U.S. dollar borrowings and was payable quarterly. The Loan and Overdraft Facilities could be drawn on prior to May 31, 2005 and all outstanding obligations under the Loan and Overdraft Facilities were required to be repaid on or before February 28, 2006. The obligations of TIMET UK Limited were secured by substantially all of the assets of TIMET UK Limited. The Loan and Overdraft Facilities agreement contained representations, warranties and covenants customary in lending transactions of this type. There was no penalty for terminating the Lloyds Loan and Overdraft Facilities agreement early, and there were no outstanding borrowings at the time of the termination. The Lloyds Loan and Overdraft Facilities agreement, as amended, is attached hereto as Exhibits
10.2 to 10.6 and is incorporated herein by this reference, and the foregoing summary is qualified in its entirety by reference to the Loan and Overdraft Facilities agreement.


Section 9 - Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

        (c)     Exhibits.

                 Item No.   Exhibit Index
                 --------   -----------------------------------------------------------------------------------

                 10.1           Bank of Scotland Working Capital Facility of (pound)22,500,000/Payment Systems.

                 10.2           Loan and Overdraft  Facilities  between Lloyds TSB Bank plc and TIMET UK Limited dated December 20,
                                2002,  incorporated  by reference to Exhibit 10.23 to the  Registrant's  Annual Report on Form 10-K
                                for the year ended December 31, 2002.

                 10.3           Letter dated December 19, 2003 to extend Loan and Overdraft  Facilities between Lloyds TSB Bank plc and TIMET UK Limited  dated  December  20, 2002,  incorporated  by reference to Exhibit 10.8 to the
                                Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

                 10.4           Letter dated November 22, 2004 to extend Loan and Overdraft  Facilities between Lloyds TSB Bank plc and TIMET UK Limited  dated  December  20, 2002,  incorporated  by reference to Exhibit 10.9 to the
                                Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

                 10.5           January 19, 2005 Variation Letter to Loan and Overdraft  Facilities between Lloyds TSB Bank plc and
                                TIMET UK Limited  dated  December 20,  2002,  incorporated  by  reference  to Exhibit  10.10 to the
                                Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

                 10.6           Letter dated March 2, 2005 to amend Loan and Overdraft  Facilities  between Lloyds TSB Bank plc and
                                TIMET UK Limited  dated  December  20,  2002,  incorporated  by  reference  to Exhibit  10.1 to the
                                Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      TITANIUM METALS CORPORATION
                                      (Registrant)

                                      /s/ Matthew O'Leary
                                      Matthew O'Leary
                                      Corporate Attorney and Assistant Secretary



Date: May 27, 2005



                                INDEX TO EXHIBITS

Exhibit No.            Description
-----------            -----------------------------------------------------
10.1                   Bank of Scotland Working Capital Facility of (pound)22,500,000/Payment Systems.

10.2                   Loan and Overdraft  Facilities  between  Lloyds TSB Bank plc and TIMET UK Limited  dated  December 20, 2002, incorporated  by  reference to Exhibit  10.23 to the  Registrant's  Annual  Report on Form 10-K for the year ended December 31, 2002.

10.3                   Letter  dated  December 19, 2003 to extend Loan and  Overdraft  Facilities  between  Lloyds TSB Bank plc and
                       TIMET UK Limited  dated  December 20, 2002,  incorporated  by reference to Exhibit 10.8 to the  Registrant's
                       Annual Report on Form 10-K for the year ended December 31, 2004.

10.4                   Letter  dated  November 22, 2004 to extend Loan and  Overdraft  Facilities  between  Lloyds TSB Bank plc and
                       TIMET UK Limited  dated  December 20, 2002,  incorporated  by reference to Exhibit 10.9 to the  Registrant's
                       Annual Report on Form 10-K for the year ended December 31, 2004.

10.5                   January 19, 2005 Variation Letter to Loan and Overdraft  Facilities between Lloyds TSB Bank plc and TIMET UK
                       Limited  dated  December 20, 2002,  incorporated  by reference to Exhibit 10.10 to the  Registrant's  Annual
                       Report on Form 10-K for the year ended December 31, 2004.

10.6                   Letter dated March 2, 2005 to amend Loan and Overdraft Facilities between Lloyds TSB Bank plc and TIMET UK
                       Limited dated December 20, 2002, incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly
                       Report on Form 10-Q for the quarter ended March 31, 2005.

Bank Of Scotland Corporate


The Directors                                   Bank of Scotland
TIMET UK Limited                                Corporate Midlands
Registered number :  530589                     55 Temple Row
PO Box 704                                      Birmingham
Witton                                          B2 5LS
Birmingham
B6 7UR                                          For the attention of: Alan Frain
(the "Parent")

The Directors                                   Telephone:   0121 255 2578
TIMET Europe Limited                            Fax:         0121 255 2572
Registered number: 3871506
PO Box 704
Holford Drive
Birmingham
B6 7UR
(a "Subsidiary")

The Directors
TIMET UK (Export) Limited
Registered number: 1641090
PO Box 704
Holford Drive
Birmingham
B6 7UR
(a "Subsidiary")
Date: 19 May 2005

Dear Sirs

WORKING CAPITAL FACILITY OF (pound)22,500,000
PAYMENT SYSTEMS

We are pleased to offer you (the "Borrowers") a working capital facility (the "Working Capital Facility") and access to payment systems (the "Payment Systems") on the terms set out in this letter. This offer is open for acceptance by the Borrowers until 23 May 2005 when it will lapse. If accepted, this letter and its schedules will form the agreement between the Borrowers and BoS for the Working Capital Facility and the Payment Systems.

The  definitions  which  shall  apply to this letter are given or referred to in
Schedule 8 below.

1.   Conditions Precedent

     The Working Capital Facility may not be drawn or utilised unless the Conditions Precedent set out in Schedule 1 have been met in form and substance satisfactory to BoS or BoS has waived its requirement that any such Conditions Precedent are met.

1.   Working Capital Facility/Payment Systems

1.1. The Working  Capital  Facility may (subject to the limits set out in clause
     2.3 below) be drawn as:-

     1.1.1. Overdraft up to (pound)22,500,000 (the "Overdraft Limit")

         or be utilised for:-

     1.1.2. Letters of Credit up to (pound)1,000,000 (the "Letters of Credit Limit")

     1.1.3.  Currency   Borrowings  up  to   (pound)10,000,000   (the  "Currency
          Borrowings Limit")

     1.1.4. Guarantees and bonds up to (pound)2,000,000 (the "Guarantee Limit")

         on the terms and conditions set out or referred to in this letter.

1.2. In addition to the Working Capital Facility, BoS will (subject to the limits set out below) make available to the Borrowers the following facilities in relation to the Payment Systems:-

     1.2.1. BACS facilities with a limit of (pound)4,000,000 (the "BACS Limit")

     1.2.2.  CHAPS  facilities  with a limit  of  (pound)1,000,000  (the  "CHAPS
          Limit")

     1.2.3. Treasury Settlement facilities with a limit of (pound)2,000,000 (the "Treasury Settlement Limit")

     1.2.4.   CIB   International   Payment   facilities   with   a   limit   of
          (pound)2,000,000 (the "CIB Limit");

          on the terms and conditions set out or referred to in this letter.

1.3. Working Capital Limit

     1.3.1. The total aggregate limit applicable to the Working Capital Facility is (pound)22,500,000, or the amount permitted in accordance with clause 2.3.2, whichever is the lower (the "Working Capital Limit"). When drawing under or otherwise utilising the Working Capital Facility the Borrowers must comply with the Working Capital Limit and each of the applicable sub-limits provided for in clause 2.1 above. All other provisions of this letter relating to the level of drawing or utilisation of the Working Capital Facility shall be subject to this clause 2.3.1.

     1.3.2. The maximum amount available for drawing by the Borrowers under the Working Capital Facility shall at all times be limited the value of Total Assets (as defined in Schedule 4) from time to time. The Borrowers agree that the Working Capital Limit shall be limited to the value of Total Assets (calculated in accordance with sub-paragraph 1.2 of Schedule 4) for the month following such calculation, and accordingly the Working Capital Limit will vary month by month in accordance with the up to date calculation,

     1.3.3. The Borrowers may operate a number of current accounts on which the Working Capital Facility may be drawn. BoS may refuse to pay any cheques, orders or withdrawals on any one or more of the Borrowers' current accounts or refuse any other utilisation of the Working Capital Facility where such payment or utilisation would result in the Working Capital Limit (taking into account the notional set-off referred to below) or any sub-limit provided for in clause 2.1 being exceeded.

     1.3.4. To ascertain the amount outstanding under the Overdraft and compliance with the Overdraft Limit, BoS will notionally set off:-

          (a) those of the Borrowers' Sterling current account credit balances over which BoS considers it has a valid right of set off against the Borrowers' Sterling current account debit balances; and

          (b) those of the Borrowers' foreign currency current account credit balances over which BoS considers it has a valid right of set off against the Borrowers' foreign currency current account debit balances. Provided that such set off shall only be between accounts denominated in the same currency.

     1.3.5. To ascertain compliance with the Working Capital Limit, the total indebtedness of the Borrowers to BoS at any time in respect of the Working Capital Facility shall be calculated by adding together:-

          (a)the net balances on the Borrowers' current accounts calculated in accordance with clause 2.3.4 above;

          (b)the aggregate amount of BoS exposure under all letters of credit issued by BoS under this letter;

          (c)the sterling equivalent of all currency borrowings calculated in accordance with this letter;

          (d)the aggregate amount of BoS exposure under all guarantees or bonds issued by BoS under this letter.

     1.3.6. The Borrowers must at all times provide sufficient funds to ensure that the Working Capital Limit is not exceeded. If the Working Capital Limit is likely to be exceeded, the Parent must notify BoS and advise which cheque(s) or other requests for utilisations under the Working Capital Facility are to be honoured in the case of competition. If the Parent fails to do so BoS may, in its discretion, refuse to pay a cheque or allow any other drawing or utilisation under this letter which would have the effect of exceeding the Working Capital Limit. If BoS does pay a cheque or allows a utilisation of the Working Capital Facility so as to exceed the Working Capital Limit, that does not mean that the Working Capital Limit has changed or that BoS will agree to pay any other cheque or meet any other payment instruction which would have the effect of exceeding the Working Capital Limit.

     1.3.7. Unless otherwise agreed with BoS, any debit balance over the Working Capital Limit and, where the Working Capital Facility has ceased to be available, the total debit balance of the Working Capital Facility, will attract interest at the Default Rate.

1.4. Availability

     1.4.1. Subject to the other terms of this letter, the Working Capital Facility and the Payment Systems shall be made available to the Borrowers until the Final Repayment Date. On the Final Repayment Date the Working Capital Facility and the Payments Systems shall be cancelled and shall be immediately repaid in full.

     1.4.2. On the Final Repayment Date BoS will review the financial condition of the Borrowers and may, at its sole discretion, offer to renew the facilities. If BoS does make such offer and the Borrowers agree to a renewal of the facility a renewal fee equal to 0.15% of the maximum available limit of the renewed facility will be charged to the Borrowers, by being debited to the current account of the Parent.

     1.4.3. If, in accordance with the terms of this letter, the Working Capital Facility is withdrawn prior to the Final Repayment Date then the Payment Systems shall be cancelled and BoS will be entitled to require the Borrowers to lodge a sufficient amount with BoS as security for the exposure of BoS in respect of any outstanding utilisation of the Working Capital Facility.

     1.4.4. If any utilisation of the Working Capital Facility is provided by Treasury, such utilisation will only be available to the Borrowers if they enter into such documents (if any) as are required by Treasury from time to time.

     1.4.5. A non-utilisation fee shall be calculated daily on the undrawn amount of the Working Capital Facility (based on the full availability of (pound)22,500,000) as follows:-

          (a) on any day on which the amount drawn under the Working Capital Facility is (pound)11,250,000 or less, a fee of 0.40% per annum on the undrawn amount;

          (b) on any day on which the amount drawn under the Working Capital Facility is greater than (pound)11,250,000 but equal to or less than (pound)16,875,000, a fee of 0.20% per annum on the undrawn amount;

          (c) on any day on which the amount drawn under the Working Capital Facility is greater than (pound)16,875,000, no non-utilisation fee shall be applicable;

               such non-utilisation fee shall be payable by the Parent on the last day of March, June, September and December in each year.

     1.4.6. Mandatory Cancellation and Prepayment

          The Working Capital Facility shall be cancelled and shall be repaid by the Borrower on the occurrence of any of:-

          (a)  a Sale;

          (b)  a Change of Control;

          The terms of clause 2.4.7 shall apply to any cancellation under this clause 2.4.6.

     1.4.7. Cancellation and Prepayment

          2.4.7.1 Any notice of cancellation under this letter shall be irrevocable;

          2.4.7.2 Any cancellation under this letter shall be for the full amount of the Working Capital Facility or if for part only of the Working Capital Facility shall be for not less than (pound)100,000 (or a multiple of (pound)100,000);

          2.4.7.3 Any cancellation under this letter shall be without payment of any fee or penalty provided that BoS is paid, by way of compensation for lost return on early repayment, an amount equal to 1.00% of the amount cancelled if the date of the cancellation is before the third anniversary of the date of this letter and the cancellation is in contemplation of or otherwise in connection with a Sale or a Change of Control or a refinancing of the Working Capital Facility by any person other than BoS. No such amount will be payable in the event of a prepayment which requires to be made pursuant to the terms of clause 12;

          2.4.7.4 Any amount of the Working Capital Facility that is cancelled shall not be available to be redrawn.

     2.4.8 Voluntary Cancellation

          Provided that such cancellation is in accordance with the terms of Clause 2.4.7, the Borrowers may cancel all (but not part only) of the Working Capital Facility provided that it has given BoS not less than 5 Business Days' notice in writing of its intention to cancel. The Borrower may not repay or cancel all or any part of the Working Capital Facility except at the times and in the manner provided for in this letter.

2.   Overdraft

2.1. The rate of interest applicable to the Overdraft shall be the annual rate which is the sum of the Margin and BoS base rate as that rate fluctuates. Interest will accrue and be calculated by BoS on a day to day basis on the cleared daily debit balance of the amount drawn down. A notice of the accrued interest on each of the Borrowers' current accounts will be issued each month and interest will be debited to the relevant Borrower's current account on the Interest Payment Dates.

2.2. If the Borrowers have both debit and credit balances in Sterling, interest at the annual rate of the Margin plus BoS base rate as that rate fluctuates will accrue on the cleared Sterling credit balances on any current accounts held with BoS of each Borrower in respect of which BoS considers it has a valid right of set off (the "Credit Balances") calculated on a daily basis and set off on a monthly basis in arrear against the interest due on the Overdraft, provided that interest on the Credit Balances will be calculated as follows:-

     2.2.1. where the aggregate amount of the Credit Balances is less than or equal to the aggregate amount of the debit balances on any current account held with BoS of each Borrowers (the "Debit Balances"), interest will be calculated on the full amount of the Credit Balances; and

     2.2.2. where the aggregate amount of the Credit Balances is greater than the aggregate amount of the Debit Balances, interest will be calculated on an amount of the Credit Balances which is equal to the aggregate amount of the Debit Balances.

3.   Letters of Credit

3.1. On receipt of a written application (in the form required by BoS) by a Borrower, BoS will issue letters of credit (up to in aggregate the Letter of Credit Limit) on its behalf under the terms of the current edition of the Uniform Customs and Practice for Documentary Credits and otherwise on BoS standard terms and conditions (which will be set out in the BoS application for the letter of credit, a copy of which will be provided to the relevant Borrower if so requested).

3.2. Charges will be payable for the issue of letters of credit in accordance with the tariffs applicable to those services issued to the Borrowers from time to time.

4.   Currency Borrowings

4.1. A Borrower may borrow such part of the Working Capital Facility (up to in aggregate the Currency Borrowings Limit) in any optional currency (which means, for the purpose of this letter, US Dollars and any other currency which is freely transferable and convertible into Sterling and is approved by BoS).

4.2. Each Borrower shall pay interest on outstanding currency borrowings borrowed by it at a rate equal to the cost of funds incurred by BoS for purchasing such currencies plus the Margin, such interest payable in arrears. The relevant cost of funds will be set by BoS on a weekly basis and calculated and accrued daily. Interest will be debited to the relevant Borrower's currency current account with BoS monthly on such dates as BoS shall notify to the Borrowers.

4.3. If the Borrowers have both debit and credit balances in the same foreign currency, then to the extent that the amount of debit balances are equal to the amount of credit balances no interest shall be charged on such debit balances and no interest shall be paid on such credit balances, provided BoS considers it has a valid right of set off over such credit balances. Where the amount of debit balances and credit balances is not equal:-

     4.3.1. interest will be paid on the cleared credit balances on any such foreign currency accounts held with BoS of each Borrower (the "Currency Credit Balances") to the extent they exceed the amount of the debit balances on any foreign currency current account held with BoS of each Borrowers (the "Currency Debit Balances")at a rate of 0.125% below the 7 day LIBD rate; and

     4.3.2. where the aggregate amount of the Currency Debit Balances is greater than the aggregate amount of the Currency Credit Balances, interest will be charged on the amount of the Currency Debit Balances that exceeds the Currency Credit Balances at the rate set out in Clause 5.2 above.

     4.3.3. The Bank will allow the above interest set off arrangements only between Currency Credit Balances and Currency Debit Balances in the same foreign currency. No set off shall be permitted between accounts denominated in different currencies.

4.4. All sums payable under this letter shall be paid in the currency in which they are due and owing.

4.5. If the Borrowers fail to pay any amount due under the currency borrowings on demand BoS may at any time purchase so much of an optional currency as BoS considers necessary or desirable to cover the currency borrowings at the then prevailing BoS spot rate of exchange and the Borrowers shall indemnify BoS against the full cost to BoS (including all costs, charges and expenses) incurred by it in purchasing the relevant optional currency.

4.6. Whenever the "Sterling equivalent" of any currency borrowings require to be calculated, it shall be calculated at the BoS spot rate of exchange for such currency on the applicable day at such time as BoS may select.

5.   Guarantees

5.1. On receipt of a written request (in the form required by BoS) by a Borrower, BoS will issue guarantees or bonds (up to in aggregate the Guarantee Limit) on its behalf. Before BoS issues a guarantee or bond on behalf of a Borrower:-

     5.1.1. BoS must have approved the terms of the guarantee or bond;

     5.1.2. that Borrower shall have executed and delivered to BoS a counter indemnity in a form acceptable to BoS agreeing to indemnify BoS against any claim under the guarantee or bond and authorising BoS to debit the amount of a claim to any of such Borrower's accounts; and

     5.1.3. the Borrower shall have provided cash cover to BoS in a form acceptable to BoS and to the extent required by BoS.

5.2. A charge equal to the Margin per annum of BoS outstanding liabilities (whether actual or contingent) from time to time under the guarantees or bonds shall be payable by the Borrowers in respect of guarantees or bonds issued by BoS on its behalf. This charge will be payable quarterly in arrears on such dates as may be notified by BoS to the Parent.

6.   Security

6.1. The Borrowers will, as security for the Working Capital Facility and any other money owing or incurred to BoS by any Group Company deliver or procure delivery of the Security Documents detailed in Schedule 1.

6.2. The Borrowers will enter into such further Security Documents in favour of BoS as BoS may require from time to time and will procure that each Group Company will enter into such Security Documents in favour of BoS as it shall notify to the Parent from time to time and all such Security Documents will secure the Working Capital Facility and any other money due, owing or incurred to BoS by any Group Company.

7.   Representations and Warranties

     The  Borrowers  by  signing  this  letter  make  the   representations  and
     warranties set out in Schedule 2 on the date hereof and repeat each of them save for those set out in paragraph 8 on each Interest Payment Date.

8.   Covenants

     The Borrowers covenant with BoS that from the date of its acceptance of this letter until all the Borrower's obligations under it have been discharged:-

8.1. General Covenants

     The Borrowers will at all times comply and procure compliance by each Group Company with the general covenants set out in Schedule 3.

8.2. Financial Covenants

     The Borrowers will at all times comply with the financial covenants set out in Schedule 4.

8.3. Financial Information Covenants

     The Borrowers will at all times comply with the financial information covenants set out in Schedule 5.

9.   Default and Indemnity

9.1. If an Event of Default occurs and has not been waived by BoS in writing, BoS may by notice in writing to the Parent:-

     9.1.1. declare that all or part of the Working Capital  Facility is due and
          payable   together  with  accrued   interest  and  all  other  amounts
          outstanding under the BoS Documents; and/or

     9.1.2. cancel any part of the Working Capital Facility then undrawn; and/or

     9.1.3. require repayment (immediately or otherwise as BoS may require) of the Working Capital Facility together with accrued interest and all other amounts outstanding under the BoS Documents; and/or

     9.1.4. require that interest is payable on the Working Capital Facility at the Default Rate.

9.2. The Borrowers will indemnify (and keep indemnified) BoS on written demand against any loss or expense, including legal fees, which BoS sustains or incurs:-

     9.2.1. because of a default by any Group Company of any obligation assumed by it under any BoS Document; or

     9.2.2. as a consequence of any Default.

9.3. If a Default occurs then (while it is continuing unwaived) BoS shall be entitled to initiate an investigation of, and/or instruct any report (accounting, legal, valuation or otherwise) on, the business and affairs of the Borrowers and/or any other Group Company which BoS considers necessary to ascertain the financial position of the Group, all fees and expenses incurred by BoS in so doing being payable by the Borrowers.

10.  Taxes and Increased Cost

     10.1.All payments by the Borrowers to BoS (being a Qualifying Lender) under this letter shall be free and without deduction of tax unless the Borrowers are required by law to make a payment subject to deduction or withholding of tax, in which case the amount payable by the Borrowers will be sufficiently increased to ensure that BoS receives and retains a net sum equal to that which it would have received and retained were no deduction or withholding made. If BoS subsequently receives a tax credit which is referable to the increased payment and which enhances its position, then it will reimburse the Parent sufficient to redress the position up to the amount received so long as by so doing it does not prejudice receipt or retention of the tax credit.

     10.2.If BoS incurs an Increased Cost, then the Borrowers will indemnify it and will promptly pay to it the amount BoS certifies as payable. BoS will disclose, in reasonable detail, the basis of its calculation but not any matter which it considers confidential.

11.  Other Borrowers

     The Working Capital Facility shall not be available to any other person (whether a subsidiary of the Parent or not) other than with the express written agreement of BoS and once BoS has received all accession letters and/or security or other documents it requires in respect of that person and its assets.

12.  Illegality

     If, in the opinion of BoS, after the date of issue of this letter by BoS the introduction of any law or regulation or change in its interpretation, makes it unlawful for BoS to maintain all or any part of the Working Capital Facility or carry out all or any of its obligations in relation to it then BoS will serve notice to that effect on the Parent and that notice will release BoS from those obligations. The Borrowers will then repay to BoS (on its demand or on such later date as BoS reasonably specifies) the Working Capital Facility together with any other sums payable to BoS under this letter.

13.  Payments

     13.1.All payments of principal, interest or commission will be paid to BoS at the relevant Borrower's branch unless BoS otherwise directs and shall be in cleared funds in the relevant currency. If BoS receives a payment that is insufficient to discharge all the amounts then due and payable under the BoS Documents, BoS shall apply that payment towards the obligations of the Group Companies under the BoS Documents in such order as BoS considers appropriate and any such appropriation shall override any instructions by any Group Company.

     13.2.All payments to be made by any Borrower under the BoS Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

     13.3.All sums of interest or commission will accrue on a daily basis and be calculated on the basis of a year of 365 days (in the case of any amount in Sterling) or 360 days (in the case of any amount in any other currency) and, in any such case, for the actual number of days elapsed. Interest shall continue to accrue on sums due following a decree or judgement as well as before it, and at the same rate.

     13.4.Any determination by BoS of any amount of principal, interest, commission or charges or an applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     13.5.Where the due date for payment of any amount under any BoS Document is not a Business Day then (without affecting subsequent payment dates) actual payment will be required on the next Business Day.

     13.6.Each Borrower agrees that any monies from time to time standing to its credit on any account (whether current, deposit, loan or of any other nature whatsoever) with BoS may be retained as cover for and/or applied by BoS at any time and without notice to such Borrower (whether on or before or after the expiry of any fixed or minimum period for which such monies may have been deposited) in or towards payment or satisfaction of any monies or liabilities due, owing or incurred by such Borrower to BoS in any manner, whether present or future, actual or contingent, joint or several, whether incurred as principal or surety (or guarantor or cautioner) or in any other way whatsoever.

     13.7.If BoS exercises any rights in respect of any monies as referred to in clause 13.6 (including, without limitation, any rights of set-off, accounting retention or similar rights) in respect of any liability of a Borrower and that liability or any part of it is in a different currency from any credit balance against which BoS seeks to exercise its rights, BoS may use the currency of the credit balance to purchase an amount in the currency of the liability at the then prevailing BoS spot rate of exchange and to pay out of the credit balance all costs, charges and expenses incurred by BoS in connection with that purchase.

     13.8.BoS shall not be liable for any loss of interest caused by the determination before maturity of any deposits or any loss caused by the fluctuation in any exchange rate of which any currency is bought or sold by BoS.

     13.9.If a Borrower fails to pay any amount due to BoS in Sterling but makes such payment in another currency, the relevant Borrower shall indemnify BoS against the full cost incurred by BoS (including all costs, charges and expenses) of converting that payment into Sterling.

     13.10. The obligations of each Borrower in relation to the Working Capital Facility and the Payment Systems are joint and several.

14.      Indemnity

     14.1.Each Borrower will at all times on demand indemnify BoS against all Indemnified Events and the Borrowers will pay to BoS the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise) and all losses, costs or expenses suffered or incurred from time to time by BoS arising under any liability which BoS has incurred (directly or indirectly) in relation to any utilisations of the Working Capital Facility or the Payment Systems including (without limiting the foregoing generality) any liability of BoS to Treasury in relation to forward foreign exchange contracts entered into between a Borrower and Treasury.

     14.2.The liability of the Borrowers under clause 14.1 above shall not be affected by any time being given or by anything being done or not done by BoS.

15.  Assignment and Transfer

     15.1.This letter is for the benefit of the Borrowers and BoS and their successors and assignees and transferees of BoS.

     15.2.The Borrowers may not assign or transfer all or any of its rights, obligations or benefits under this letter.

     15.3.BoS will be entitled (after consultation with the Parent) to (1) assign any of its rights and/or (2) transfer by novation any of its rights, benefits and obligations under the BoS Documents to another Qualifying Lender. The Parent undertakes to execute and to procure that each Group Company will execute (at the expense of BoS) all documents BoS may reasonably require to give effect to an assignment, novation or transfer.

     15.4.BoS will be entitled to enter into any sub-participation, or any trust or contractual arrangement (or any other transaction under which payments are to be made by reference to the BoS Documents, the Borrowers or any Group Company) with any person in relation to the BoS Documents and (subject to clause 15.5 below) to provide information in relation to the Group to such persons for such purpose.

     15.5.BoS will be entitled to disclose to any prospective or actual assignee, transferee or participant, any other member of the BoS Group, its auditors, advisers or applicable regulatory authority or any other person who enters or proposes to enter into any transaction as referred to in Clause 15.4 above with BoS in relation to the BoS Documents confidential information concerning each Group Company and its financial condition and any other information which may be given to BoS in relation to this letter, provided that the person to whom such information is disclosed undertakes to BoS and the Parent to maintain the confidentiality of such information.

16.  Notices

16.1.Any communication to be made under or in connection with this letter shall be made in writing and, unless otherwise stated, may be made by fax or letter.

16.2. The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of BoS for any communication or document to be made or delivered under or in connection with this letter is as set out at the start of this letter or any substitute address, fax number or department or officer as BoS may notify to the other parties by not less than five Business Days' notice.

16.3. The address of each Borrower for any communication or document to be made or delivered under or in connection with this letter is its registered office at the time such communication or document is made or delivered. The fax number of each Borrower for any such communication or document to be made or delivered under or in connection with this letter is the fax number most recently provided to BoS by such Borrower.

     16.4.Subject to Clause 16.5 below, any communication made or document made or delivered by one person to another under or in connection with this letter will only be effective:-

          (a)  if by way of fax, when received in legible form; or

          (b) if by way of letter, when it has been delivered to the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of the address details set out in clause 16.2 above, if addressed to that department or officer.

     16.5.Any communication or document to be made or delivered to BoS will be effective only when actually received by BoS and then only if it is expressly marked for the attention of the department or officer identified with its name above (or any substitute department or officer as BoS shall specify for this purpose). Any communication or document made or delivered to the Parent in accordance with this clause will be deemed to have been made or delivered to each of the Group Companies.

     16.6.BoS may rely upon any communication by telephone or fax purporting to be on behalf of any Borrower by anyone notified to BoS as being authorised to do so, without enquiry by BoS as to authority or identity. The Borrowers agree to indemnify BoS against any liability incurred or sustained by BoS as a result.

17.  Miscellaneous

     17.1 No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

     17.2 If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

     17.3 The schedules referred to in this letter shall form part of this letter.

     17.4 Save to the extent expressly provided to the contrary in a BoS Document, a person who is not a party to a BoS Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

2.       18.         Fees and Expenses

     18.1 The Borrowers will pay to BoS:-

          (a) an arrangement fee of (pound)50,000 payable on acceptance of this letter;

          (b) bank charges in relation to the Working Capital Facility in accordance with the standard terms and conditions of BoS time to time.

18.2 BoS has agreed to pay the legal costs incurred in connection with the preparation and negotiation of the BoS Documents and the cost of a sales ledger review prior to the date of this letter. In respect of any costs incurred after entry into this letter the Borrowers agree that they shall pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with the BoS Documents (in respect of any amendment, waiver, enforcement or preservation of BoS rights) on demand. Each of the Borrowers authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

3.       19.         EMU Compliance

          If the introduction of, changeover to or operation of a single or unified European currency results in:-

          (a) the currency in which either the Working Capital Facility or any of the Payment Systems is provided changing or being replaced or BoS (in its reasonable opinion) requiring to amend the BoS Documents due to changes in price sources for the national currency of any member state of the European Union or the euro or market conventions relating to the calculation of interest; and/or

          (b) BoS incurring an additional or increased cost in relation to its providing the Working Capital Facility or any of the Payment Systems;

          then the Borrowers agree, in the case of (a) above, that they will permit the BoS Documents to be amended to the extent necessary (in the reasonable opinion of BoS) to reflect those changed circumstances and, in the case of (b) above, to indemnify BoS in respect of that additional or increased cost.

20.  Non-Conflict

         To the extent that the terms of this letter conflict with the terms of the Security Documents, BoS agrees that the terms of this letter shall prevail.

4.       21.         Law

          This letter will be governed by and construed according to English law and each of the Borrowers submits to the jurisdiction of the English Courts.

Yours faithfully

/s/ Michelle Navin

For and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND

Agreed and accepted on behalf of                Agreed and accepted on behalf of
TIMET UK Limited by                               TIMET Europe Limited by

/s/ David Roberts                                   /s/ David Roberts

...........................Director                 .....................Director

/s/ Ian Hodges                                      /s/ Ian Hodges

...........................Director/Secretary       ...........Director/Secretary

Date: 23/05/2005                                    Date: 23/05/2005

Agreed and accepted on behalf of
TIMET UK (Export) Limited by

/s/ David Roberts

..............................Director

/s/ Ian Hodges

...................................Director/Secretary

Date: 23/05/2005






IMPORTANT NOTICE: As with any legally binding agreement, we recommend that you consult your solicitor or other independent legal adviser before accepting this letter.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1.   Security

1.1  A first and only debenture from each Charging Company.

1.2 A Composite Guarantee by each Charging Company (as guarantor) in favour of BoS on account of each Charging Company (as principal).

2.   Financial Information

2.1  The management accounts of the Group for the period to 26 February 2005.

2.2 Whatever information regarding the trading and financial position of each Group Company that BoS may reasonably require.

3.   Refinancing

3.1 Evidence that all Security Rights, guarantees and indemnities granted by any Group Company have been or will be discharged at or before drawdown.

3.2 Details of all bonds, indemnities and guarantees issued by any bank or other person on behalf of any Group Company.

3.3 A counter indemnity from the Borrower in respect of any guarantee by BoS in favour of Lloyds TSB Bank Plc.

4.   Administrative/Secretarial

4.1 A Secretary's Certificate in respect of each company which is a party to a BoS Document attaching up to date certified copies of the memorandum and articles for each Charging Company.

4.2 An account mandate with BoS in respect of the Borrower in relation to each bank account required for the proper operation of the Working Capital Facility and the Security Documents.

4.3 The information and evidence in respect of the Borrower required by BoS to comply with its anti money laundering procedures.

4.4 An insurance adequacy letter, in a form satisfactory to the Bank, from the Group's insurance broker evidencing that the insurances required to be maintained pursuant to paragraph 2.1 of Schedule 3 are in place and that the Bank's interest has been noted on them.

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES



The Borrowers represent and warrant that:

1. each Group Company is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

2. no Group Company has any Borrowings (other than Permitted Borrowings) and no Security Right (other than a Permitted Security Right) exists over the property or assets of any of them;

3.   no Default has occurred and is continuing unwaived;

4. each Group Company has power to enter into and comply with its obligations in terms of the BoS Documents;

5.   (subject to registration of the Security  Documents under the Companies Act
     1985) everything has been done (including obtaining any necessary consents) in order (1) for each Group Company to comply with its obligations under the BoS Documents and (2) to ensure that those obligations are legally binding;

6. execution of and compliance with the BoS Documents does not cause any Group Company to breach:

6.1  any law, regulation, judicial or official order to which it is subject;

6.2  its memorandum or articles of association; or

6.3  any letter, undertaking or restriction to which it is a party or subject;

     and will not result in the imposition of any Security Right (other than under a BoS Document) on any of its assets;

7. save as disclosed to BoS in compliance with paragraph 2.2 of Schedule 3, no Material Litigation is current, pending or (so far as any Borrower is aware) threatened against any Group Company or its assets nor is there subsisting any unsatisfied judgement or award given against any of them by any court, arbitrator or other body;

8. the management accounts of the Group delivered to BoS in terms of Schedule 1 have been prepared with due care and attention and accurately reflect the financial position of the Group in all material aspects as at their date and there has been no material adverse change in the financial condition of the Group since the date of those accounts;

9. the copies of all Certified Copy documents and other documents delivered to BoS are true, accurate and complete in all material respects at the time they were delivered;

10. the most recent Financial Statements of the Group were prepared in accordance with UK GAAP and give a true and fair view of the financial condition of the Group at the end of the relevant period and there has been no material adverse change in the financial condition of the Group since the date of those statements;

11. the most recent management accounts of the Group have been prepared with due care and attention and accurately reflect the financial position of the Group in all material aspects as at their date and there has been no material adverse change in the financial condition of the Group since the date of those accounts;

12. each Group Company holds all licences and consents (including Environmental Licences) necessary for the ownership of its property and which allow it to comply with the terms of the BoS Documents and to conduct its business and has complied in all material respects with those licences and consents and with Environmental Law;

13. no Dangerous Substance has been used, disposed of or released at or from any property owned or occupied by a Group Company or (to the best of any Borrower's knowledge) from any adjoining property, which, in either case, is likely to result in a liability which, in the opinion of BoS, would have a Material Adverse Effect;

14. each Group Company is either owner or licensee of all Intellectual Property Rights used in its business and use of them does not infringe any third party rights, to the extent that any such failure to own or be licensed to use the Intellectual Property Rights or any infringement of the same would have a Material Adverse Effect.

                                   SCHEDULE 3

                                GENERAL COVENANTS



15.  The Parent shall, save with the prior written consent of BoS:-

15.1 ensure that its obligations in respect of the Working Capital Facility and the obligations of itself and each other Group Company under this letter and the Security Documents at all times rank ahead of all other Borrowings of each Group Company unless statutorily preferred;

15.2 notify BoS in writing of any Default immediately upon becoming aware of it, at the same time describing the steps (if any) being taken to nullify or mitigate its effects.

16. The Parent shall, and shall procure that each other Group Company shall, unless it has a prior written waiver from BoS:-

16.1 effect and maintain (with BoS interest noted on them) sufficient and appropriate policies of insurance of its business and assets and supply copies or evidence of them on written demand by BoS;

16.2 advise BoS in writing promptly of any Material Litigation;

16.3 take whatever steps and execute whatever documents BoS may reasonably require in order to give effect to the Security Documents;

16.4 have and maintain all licences and authorisations necessary under any law or regulation affecting the conduct of its business, to the extent that failure to do so would have a Material Adverse Effect;

16.5 comply with all Statutory Controls to the extent that failure to do so would have a Material Adverse Effect and promptly give to BoS a copy of any notice concerning compliance with them;

16.6 preserve and defend its Intellectual Property Rights and observe all covenants and stipulations affecting them, to the extent that failure to do so would have a Material Adverse Effect;

16.7 at the Borrowers' expense, permit BoS to obtain valuations of whatever Group assets which BoS may, at any time, reasonably require provided that (unless a Default has occurred and is continuing unwaived) BoS may not require such a valuation or valuations at the Borrowers' expense more than once in any 12 month period;

16.8 on receiving the same, notify BoS of any actual or threatened claim against any Group Company in respect of an alleged breach of Environmental Law or remedial obligation or liability under such law which could, if well-founded, have a Material Adverse Effect;

16.9 indemnify BoS, any receiver appointed by BoS and their respective officers, employees and agents against all costs and expenses suffered or incurred by them which arise as a result of (1) any actual or threatened breach of Environmental Law, (2) any actual or threatened release of or exposure to a Dangerous Substance on, at or from the premises or operations of any Group Company or (3) any actual or threatened claim referred to in 2.8 above whether such claim has a Material Adverse Effect or not;

16.10 procure that deeds of release, in a form satisfactory to BoS, are obtained in respect of any Security Right that has been discharged from time to time;

16.11 procure that within 90 days of the date of this letter, all accounts of the Group will be held with BoS.

17. The Parent shall not, and shall procure that each other Group Company shall not, save with the prior written consent of BoS:-

17.1 grant or permit to subsist any Security Right other than a Permitted Security Right;

17.2 incur or contract to incur or permit to subsist any Borrowings other than Permitted Borrowings;

17.3 dispose of or part with control of (whether by a single transaction or a series of transactions) any asset or undertaking (other than a Permitted Disposal);

17.4 carry on any business other than that undertaken at the date of acceptance of this letter or carry on any business outside the United Kingdom except to an extent that is not material in the context of the Group;

17.5 lend or give credit to or indemnify or guarantee any other person(s) unless it is (1) to or on account of the obligations of another Group Company which has granted Full Group Security, (2) in the ordinary course of trade
     (3) employee loans of up to (pound)10,000 in aggregate (4) to European registered companies that are members of the group of companies of which the Parent is a subsidiary not exceeding 10,000,000 Euros in aggregate or
     (5) subject to the last sentence of this paragraph 3.5, to US registered companies that are members of the group of companies of which the Parent is a subsidiary (the "US Companies") not exceeding 10,000,000 US Dollars in aggregate. Provided that in any financial year in which a Distribution has been paid by the Parent the amount set out in sub-paragraph (5) of this paragraph 3.5 shall be reduced by an amount equal to the amount of all Distributions paid by the Parent in that financial year until the end of such financial year;

17.6 create or join any partnership or enter into any joint venture with any other person or merge or amalgamate with any other person (other than as part of a solvent reconstruction with the prior written consent of BoS) that places a potential or actual financial obligation on the Group on in excess of (pound)1,000,000;

17.7 acquire any company (or any shares in any company) or any business. Save that, the Parent shall be permitted to acquire the entire issued share capital of Loterios Spa (a company registered in Italy with the following details: Registro delle Impresse Milano n. 06721320155, REA numero 1117868, Codice fiscale e P.IVA 06721320155) (the "Acquisition") on or before the first anniversary of the date of this Letter provided that:-

     17.7.1 at the time of the Acquisition no Default is continuing  unwaived or
          would  occur  as  a  result  of  such  Acquisition;   and

     17.7.2  the  consideration   payable  by  the  Parent  in  respect  of  the
          Acquisition does not exceed $15,000,000 US Dollars (or the equivalent in Euros or Sterling).

     If the Acquisition does not complete on or before the first anniversary of this letter the Parent shall be required to obtain the prior written consent of BoS, such consent shall not be unreasonably withheld or delayed.

17.8 alter the accounting principles and practices applied in its Financial Statements (unless to comply with UK GAAP or on the advice of its auditors);

17.9 alter its accounting reference date or change its auditors;

17.10 enter into an arrangement for finance which is in the nature of Borrowings (other than I respect of Permitted Borrowings) not shown as a liability in its balance sheet as Borrowings;

17.11 factor or discount its debts;

17.12 declare or make any Distribution other than a Permitted Distribution;

17.13 allow any Group Company which is dormant to undertake any significant accounting transaction or otherwise commence trading or to acquire any assets or assume any rights or liabilities, in each case without first having granted Full Group Security;

17.14 act , or omit to act, in such a way as may result in it breaching the terms of any Environmental Law, to the extent that such act or omission would have a Material Adverse Effect.

                                   SCHEDULE 4

                               FINANCIAL COVENANTS



18.  The Borrower covenants with BoS as follows:-

18.1 Net Worth

     Net Worth shall not at any time be less than the amount set out in column 2 below during the period set out opposite in column 1 below:-

                            Period                              Amount ((pound))
          Until the first anniversary of this letter            25,000,000
          From the first anniversary of this letter             30,000,000
                        and thereafter

18.2 Asset Cover

     The ratio of the Total Assets of the Group (less Preferential Creditors) to the Total Borrowings shall not at any time be less 1:1.

19. The financial covenants shall be tested on each Test Date by reference to the latest Financial Statements of the Borrowers or, if more recent, to the latest management accounts of the Group provided that, where any financial covenant is tested by reference to management accounts in relation to any Test Period ending on or around the end of a financial year, it shall be tested again by reference to the Financial Statements for such financial year when the relevant Financial Statements become available.

20.  For the purposes of this Schedule 4:-

     "Applicable Accounting Principles" means UK GAAP, US GAAP or IAS, as the case may be.

     "Current Assets" means, at any time, the aggregate value of Trade Debtors and Stock of each Group Company.

     "EBIT" means, for any specified period, the consolidated profit of the Group before the deduction of Interest and taxation or the addition of Interest receivable, disregarding profits or losses arising in respect of exceptional or extraordinary items and adding back Deal Costs (to the extent deducted), in each case in that period.

     "Fixed Assets" means, at any time, all assets of each Group Company properly included as fixed assets in accordance with Applicable Accounting Principles (but excluding any assets held in trust) and in respect of any freehold property the value shall be reduced by 50%, and in respect of plant and machinery the value (net of any prior encumbrances) shall be reduced by 90%).

     "Interest" means, for any specified period, interest and any amounts in the nature of interest in relation to any Borrowings (including, without limitation, the interest element of finance leases, guarantee fees, non-utilisation fees, discount and acceptance fees and payments under any hedging arrangements on a net basis but excluding arrangement fees), in each case in that period.

     "Net Worth" means, at any time, the aggregate of the amount paid up on the issued share capital of the Borrower and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve but excluding any revaluation reserve) plus or minus the amount standing to the credit or debit (as the case may be) of the profit and loss account of the Borrower, less any deficit on any pension scheme of the Group.

     "Preferential Creditors" means creditors whose debts would be treated as having a preferential ranking in terms of any legislation or rules from time to time on the insolvency of companies or corporations if, on the date of computation, preferential ranking had crystallised.

     "Stock" means, at any time, 50% of the value all raw materials, finished goods, materials and supplies of every nature and description and all other items properly included as "stock" of each Group Company (less provision for obsolete or slow moving stock) in accordance with Applicable Accounting Principles (but excluding any of the above held in trust or subject to any reservation of title claim).

     "Test Date" means, subject to paragraph (c) below:-

     (a) 29 January, 26 February, 2 April, 30 April, 28 May, 2 July, 30 July, 27 August, 1 October, 29 October, 26 November and 31 December in 2005 (commencing 30 April 2005) in respect of Asset Cover;

     (b)  2 April, 2 July, 1 October and 31 December in 2005  (commencing 2 June
          2005) in respect of Net Worth; and

     (c) the dates notified by the Parent to BoS in each subsequent year as agreed by BoS. Save that if the Parent fails to notify BoS of any such dates at least 7 days prior to the end of each financial year of the Group, or BoS in its absolute discretion does not agree any date notified, then corresponding dates to those set out in (a) and (b) above shall apply in each year.

     "Test Period" means a period of 12 months ending on a Test Date

     "Total Assets" means, at any time, the aggregate value of Current Assets and Fixed Assets.

     "Total Borrowings" means, at any time, the total Borrowings of each Group Company less sums standing at credit of all accounts of a Group Company with BoS in respect of which BoS has valid and enforceable rights of set-off plus any liabilities of Group Companies under finance lease or hire purchase arrangements .

     "Total Interest" means, in relation to any specified period, the aggregate amount of Interest attributable to the total Borrowings of the Group charged, accrued or capitalised, less Interest receivable in respect of sums standing at credit of accounts of a Group Company with BoS in respect of which BoS has valid and enforceable rights of set-off, in each case in such period.

     "Trade Debtors" means, at any time, 70% of the value of all debts due to each Group Company in the ordinary course of business outstanding for not more than 90 days from date of invoice and which are not bad or doubtful and net of any credit note provision but excluding:-

     (a)  any debt owed by another Group Company;

     (b) any debt owed by any person who is also a creditor of a Group Company to the extent of the amount owed by that Group Company to that creditor; and

     (c) any debt which has been assigned or charged to or is held in trust for any third party or is subject to any factoring or invoice discounting or similar arrangement;

     with any adjustments BoS may from time to time consider to be appropriate in the context of the business of each Group Company and the Working Capital Facility.

21. If the accounting principles to be applied in the preparation of the Financial Statements or the management accounts of the Group require to be changed after the date of this letter (whether as a result of a change in UK GAAP, US GAAP or the adoption of IAS or otherwise), or the introduction or implementation of any accounting standards or rules after the date of this letter requires that any such accounting principles be changed, the Borrowers shall notify BoS of such circumstances. If BoS considers that the financial covenants in this Schedule require to be amended as a result of any such change in accounting principles, standards or rules BoS and the Borrowers shall negotiate in good faith to amend the financial covenants in order to provide BoS with substantially the same protection as it would have had if the changes had not happened. If no agreement is reached on the required amendments to this letter, the Borrowers must supply with each set of their Financial Statements another set of their financial statements prepared on the same basis as the Original Financial Statements.

                                   SCHEDULE 5

                         FINANCIAL INFORMATION COVENANTS



22.  The Parent covenants that it will supply to BoS:-

22.1 within 150 days after the end of each financial year of the Parent two copies of its consolidated Financial Statements and a copy of the Financial Statements of each other Group Company;

22.2 within 7 days before the commencement of each financial year of the Parent, its annual budget (including profit and loss account, balance sheet, cash flow forecasts and projected capital expenditure) for the next financial year and a consolidated annual budget for the Group;

22.3 within 28 days after each date on which the Asset Cover covenant is to be tested in accordance with Schedule 4, management accounts (including profit and loss account, balance sheet, details of all Distributions paid by the Parent and details of all amounts loaned by any Group Company to other companies within the group of companies of which the Parent is a subsidiary) on a consolidated basis for the Group and showing a comparison with budget together with commentary by the finance director on those management accounts;

22.4 at the same time as it delivers the Financial Statements or the management accounts referred to above, a certificate of compliance with the financial covenants set out in Schedule 4 signed by a director of the Parent, setting out in reasonable detail supporting computations and in form and content acceptable to BoS;

22.5 such further financial information as BoS may from time to time reasonably require.

23.  The Parent also covenants that:-

23.1 it will ensure that all Financial Statements delivered by it show a true and fair view of the financial position of the relevant Group Company;

23.2 it will ensure that all Financial Statements delivered by it in terms of paragraph 1.1. above and all management accounts delivered by it in terms of paragraph 1.3 above are prepared in accordance with accounting principles and practices consistent with those applied in the preparation of the Financial Statements for the financial year ending 31 December 2003 unless, in relation to any Financial Statements it notifies BoS that there has been a change in the accounting principles and/or policies (including, without limitation, any change to reflect the adoption of IAS) and the Parent (or, if requested by BoS, its auditors) delivers to BoS:-

     23.2.1 a description of any change necessary for those Financial Statements to reflect the accounting principles and practices upon which the Original Financial Statements were prepared; and

     23.2.2 sufficient information (in form and substance acceptable to BoS) to enable BoS to determine whether the Borrowers has complied with the terms of Schedule 4 and to make an accurate comparison between the financial position shown in the Original Financial Statements and the subsequent Financial Statements or management accounts.;

         and any reference to such Financial Statements or management accounts shall be construed as a reference to those Financial Statements or management account as adjusted to reflect the basis upon which the Original Financial Statements were prepared;

23.3 it will identify from any consolidated accounts prepared for itself and its Subsidiaries the financial performance of any undertaking included in those accounts as a subsidiary undertaking (which is not a Subsidiary) and will provide details of all financing agreements and arrangements to which any Group Company is a party which need not be shown in the Financial Statements of the Parent;

23.4 it will promptly provide to BoS such documentation and/or information as BoS may request from time to time in relation to the Group (or any Group Company or any other person connected with any Group Company) in order for BoS to comply with any law, regulation or guidelines applicable to it from time to time (including, without limitation, any anti-money laundering or "know your customer" rules).

                                   SCHEDULE 6

                                EVENTS OF DEFAULT



24. The Borrowers fail to pay any amount of principal due under a BoS Document on its due date or any amount of interest within 5 days of its due date (other than any amount outstanding under any uncommitted working capital facility), other than as a result of the failure of the appropriate payment transmission system provided that such payment is made to BoS within 2 Business Days of the due date;

25. any written information (excluding projections) given or any representation, warranty or statement made or repeated by or on behalf of any Group Company under the BoS Documents (whether before or after the date of this letter) is incorrect, inaccurate, incomplete or, in the opinion of BoS, misleading in any material respect;

26. any Borrowings of any Group Company (other than under a BoS Document) in excess of (pound)10,000 are not paid when due for payment (whether because of acceleration or otherwise) or within any originally permitted period of grace or any creditor of all or any of the Group Companies becomes entitled to declare any such borrowings due and payable prior to their stated maturity;

27. the Borrowers fail to comply with the terms of Schedule 4 or any Group Company fails to comply with the terms of any of paragraphs 3.1, 3.2, 3.3,
     3.12 or 3.13 of Schedule 3;

28. any Group Company or any other person fails to comply with any other covenant, undertaking or obligation given or owed by it under a BoS Document which is not remedied to the satisfaction of BoS within 14 days after the first of (1) a Group Company being aware of the failure or (2) notice by BoS calling for its remedy (should BoS reasonably consider it to be remediable);

29. any Group Company ceases or threatens to cease to carry on its business or a significant part of it (except as part of a solvent reconstruction approved by BoS) or suspends or threatens to suspend payment of its debts or is unable or is deemed to be unable to pay its debts within the meaning of Section 123 (1) of the Insolvency Act 1986;

30. a proposal is made or a nominee or supervisor is appointed for any Group Company for a composition in satisfaction of its debt or for a scheme of arrangement of its affairs or other arrangement or any proceedings for the benefit of its creditors are commenced under any law, regulation or procedure relating to the reconstruction or readjustment of debt;

31. any step is taken (including, without limitation, the making of an application or the giving of any notice) by a Group Company or by any other person to appoint an administrator in respect of any Group Company;

32. any steps are taken (including, without limitation, the making of an application or the giving of any notice) by a Group Company (without the prior written consent of BoS) or any other person to wind up or dissolve any Group Company or to appoint a liquidator, trustee, receiver, administrative receiver or similar officer to any Group Company or any part of its undertaking or assets;

33. any attachment, distress, diligence, arrestment, execution or other legal process (not being reasonably considered by BoS to be defensible or vexatious, in good faith) is levied, enforced or sued against a Group Company or its assets or any person validly takes possession of any of the property or assets of a Group Company or steps are taken by any person to enforce any Security Right against any of the property or assets of a Group Company;

34. any event occurs or proceedings are taken in respect of a Group Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in paragraphs 6 to 10 (inclusive) above;

35. any part of a BoS Document ceases to be legal or effective (or a Group Company so alleges) or any consent required to enable a Group Company to perform its obligations under a BoS Document ceases to have effect;

36. notice of withdrawal or discontinuance of any guarantee or security provided by any third party (including any Group Company) is served on BoS and a replacement guarantor suitable to BoS cannot be found within 7 days of receipt of such notice;

37. either (a) control of any Group Company passes to any person or persons (whether acting individually or in concert) who is or are not a shareholder in it immediately after Completion or (b) there is a Change of Control, in each case without the prior written consent of BoS;

38. any licence, authority, permit, consent, agreement or contract which is material to the business from time to time of any Group Company is terminated, withheld or modified which in the opinion of BoS, will have a Material Adverse Effect;

39. in the reasonable opinion of BoS at any time after the date of this letter:-

39.1 there is a risk of material liability to BoS under Environmental Law or because it has taken security (direct or third party) for the Working Capital Facility; or

39.2 the value of any asset of any Group Company may be diminished in any material way because of Environmental Law, to the extent that the effect of such diminution has a Material Adverse Effect; or

39.3 any Group Company does not comply with regulations or the law applicable to its business or with Environmental Law or Licence(s) which failure to comply will have a Material Adverse Effect;

40.  any  Material  Litigation  is  commenced  or  initiated  against  any Group
     Company;

41. any other circumstance or event occurs or arises, other than a circumstance or event which in the opinion of BoS (acting reasonably) is linked to the cyclicality of the aerospace industry, which has or which will have a Material Adverse Effect;

42.  the auditors of the Group qualify their report on the Financial Statements.

                                   SCHEDULE 7

                             SECRETARY'S CERTIFICATE

                                TIMET UK Limited

To:        Bank of Scotland

           55 Temple Row

           Birmingham

           B2 5LS

                                                                  Date: {} 2005

Re         :         TIMET UK Limited (the "Company)

Registered Office  :   PO Box 704, Witton, Birmingham B6 7UR

Registered Number  :    530589

Working Capital Facilities of (pound)22,500,000 (the "Facilities)

I, {} the Company Secretary certify that:-

43. the Company has the necessary power to borrow and to incur the liabilities specified in the letter(s) from BoS dated the same day as this certificate offering the Facilities (the "Facility Letter(s)") and to draw down the Facilities;

44. no borrowing limit of the Company will be exceeded by any borrowing under the Facility Letter(s);

45. the board of directors of the Company has duly authorised {} [insert full names of those authorised] to accept the Facility Letter(s), to draw down the Facilities and to execute all documentation necessary to complete the security specified in Schedule 1 of the Facility Letter(s) (the "Security") and all other documentation to be entered into by the Company pursuant to the terms of the Facility Letter;

46. the individuals specified in 3 above were at the time of execution of the documentation referred to above and remain duly appointed {} [directors] [authorised signatories] of the Company;

47. the board of directors and, where necessary, the shareholders of the Company have resolved that the granting of the Security is for the commercial benefit of the Company;

48. the resolutions giving the authorisations referred to above were validly passed at a properly convened meeting of the board of directors of the Company and, as the case may be, at a properly convened meeting of the shareholders of the Company, such restrictions contain declarations of interest by the directors of the Company sufficient to comply with Section 317 of the Companies Act 1985 and the articles of association of the Company and such resolutions are in full force and effect.

I attach (1) a list of all the directors of the Company and confirm that those persons listed are all the directors of the Company as at the date of this letter and (2) a copy of the Certificate of Incorporation and Certificate(s) of Incorporation on Change of Name of the Company and confirm that each copy is true, complete and up to date.

This certificate is authorised by the Board of Directors of the Company.

------------------------

Secretary

                                   SCHEDULE 8

                         DEFINITIONS AND INTERPRETATION



"Articles" means the articles of association of the Borrower as in force at the date of this letter.

"Borrowings" means (without double counting):-

(a)  money borrowed or raised and includes capitalised interest;

(b) any liability under any bond, note, debenture, loan stock, redeemable preference share capital or other instrument or security;

(c)  any  liability  for  acceptance  or   documentary   credits  or  discounted
     instruments;

(d) any liability for the acquisition cost of assets or services payable on deferred payment terms where the period of deferment is more than 90 days;

(e) any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements;

(f) the net liability under any derivative transaction protecting against or benefiting from fluctuations in any rate or price;

(g)  any other arrangements having the commercial effect of borrowing; and

(h) any liability under any guarantee or indemnity in respect of any obligation falling within (a) to (g) (inclusive) above.

"BoS" means The Governor and Company of the Bank of Scotland incorporated by Act of Parliament and having its head office at The Mound, Edinburgh EH1 1YZ and its successors, assignees and transferees.

"BoS Documents" means this letter, the Security Documents and all documents ancillary or supplemental to any of them.

"BoS Group" means BoS, HBOS plc (Registered No. SC218813), any Subsidiary of either of them, any holding company of either of them and any Subsidiary of any such holding company.

"Business Day" means a day (other than a Saturday or Sunday) when the branch of BoS at which the Borrower's account is located is open for business.

"Certified Copy" means a copy certified as true, complete and up to date by the specified person or, if no-one is specified, by either the secretary of the relevant Group Company or the Borrower's solicitors.

"Change of Control" means any circumstances in which either (a) a person (not being a shareholder of the Parent at the date of this letter) alone or together with any associated person or persons becomes the owner of shares in the issued share capital of the Parent carrying the right to exercise more than 25 per cent. of the votes exercisable at a general meeting of the Parent.

"Charging Company" means TIMET UK Limited, TIMET Europe Limited and TIMET UK (Export) Limited.

"Dangerous Substances" means any substances capable of causing harm to man or any other living organism or damaging the environment.

"Default" means any Event of Default or Potential Event of Default.

"Default Rate" means the rate which is two per cent (2.00%) per annum over the rate at which interest is paid on the Working Capital Facility under this letter.

"Distribution" means any dividend, redemption or distribution of assets by a company to its members whether in cash or otherwise on account of capital or income.

"Environmental Law" means all laws, regulations, directives, codes of practice, circulars, guidance notices and court decisions (whether in the UK or elsewhere) concerning the protection of human health or welfare or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

"Environmental Licence" means any licence, authorisation or approval required by Environmental Law.

"Event of Default" means an event set out in Schedule 6.

"Final Repayment Date" means 30 April 2008.

"Financial  Statements"  means the audited  annual  profit and loss  account and balance  sheet  of  the  relevant  company  for  each  of  its  financial  years
(consolidated for each financial year during which that company has a subsidiary) together with related directors' and auditors' reports and notes.

"Full Group Security" means guarantees in favour of BoS from each Group Company on account of the obligations of each other Group Company and such security documents by each Group Company (comprising fixed and floating charges) as BoS may require.

"Group" means the Parent, TIMET Europe Limited, TIMET UK (Export) Limited and each of their Subsidiaries registered in the UK and "Group Company" is construed accordingly.

"IAS"  means  international   accounting  standards,   as  defined  in  the  IAS
Regulation, adopted from time to time by the European Commission in accordance with the IAS Regulation.

"IAS Regulation" means EC Regulation No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards.

"Increased Cost" means:-

(a) an additional or increased cost incurred by BoS as a result of it having entered into, or performing, maintaining or funding its obligations under this letter; or

(b) that portion of an additional or increased cost incurred by BoS in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Working Capital Facility; or

(c) a reduction in any amount payable to BoS or in the effective return to BoS under the Working Capital Facility or on its capital; or

(d) the foregone amount of any payment made or interest or other return on or calculated by reference to any amount received or receivable by BoS under the Working Capital Facility;

in each case arising as a result of any change, introduction, interpretation or administration of any law or regulation after the date of this letter or any compliance after the date of this letter with any law or regulation relating to reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control (including controls and requirements of the Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority) or the introduction of, changeover to or operation of a single or unified European currency or otherwise but excluding (1) costs compensated for by the Mandatory Costs or (2) payments in respect of tax under clause 9.1 of this letter or (3) costs not generally applicable to U.K. banks.

"Indemnified Events" means all actions, suits, proceedings, claims, demands, liabilities, costs, expenses, losses, damages and charges whatsoever (except those arising as a result of the gross negligence or wilful misconduct of BoS) which may occur in relation to or arising out of any utilisations of the Working Capital Facility or the Payment Systems made available under this letter.

"Intellectual Property Rights" means patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, domain names, registered designs, copyright and all other industrial and intellectual property rights.

"Interest Payment Date" means the corresponding date in each month after the month in which drawdown occurs (or, if there is no such corresponding date in any such month, the next Business Day).

"Margin" means:-

(a) 1.125%, at any time when the ratio of EBIT to Total Interest (excluding interest payable on any liabilities under any pension scheme of the Group) is not less than 4 : 1; and

(b) 1.375%, at any time when the ratio of EBIT to Total Interest (excluding interest payable on any liabilities under any pension scheme of the Group) is less than 4 : 1;

     any reduction or increase in the applicable rate of the Margin shall apply from the date on which BoS receives financial information showing that a reduction or increase should apply. The Parent shall be required to provide such financial information (together with a calculation of the ratio on 31 March, 30 June, 30 September and 31 December in each year). In addition, if the Borrower breaches any of the financial covenants set out in Schedule 4, the Margin shall be increased by the Default Rate.

     The definitions set out in schedule 4 shall apply to this definition of Margin.

"Material Adverse Effect" means any effect which, in the reasonable opinion of BoS, is likely to:-

(a) adversely affect the ability of any Group Company to comply with its obligations under a BoS Document;

(b)  give rise to a breach of the financial covenants set out in Schedule 4;

(c) adversely affect the business, assets or financial condition of the Group as a whole; or

(d) (where the context so admits) result in any of the BoS Documents not being legal, valid and binding on, and enforceable substantially in accordance with its terms against any party to that BoS Document or, in the case of any of the Security Documents, not providing BoS with enforceable security over the assets to be covered by it.

"Material Litigation" means any litigation, arbitration or administrative proceeding raised or threatened against, or defended by any Group Company, which involves, (or would involve if an adverse finding were made in respect thereof) a total uninsured liability (whether actual or contingent) in excess of (pound)225,000 (disregarding for this purpose any litigation which BoS (acting reasonably) is satisfied is frivolous or vexatious).

"Permitted Borrowings" means:-

(a)  the Working Capital Facility;

(b) Borrowings between Group Companies where each have granted Full Group Security;

(c) Borrowings from European registered subsidiaries of the Group not exceeding 20,000,000 Euros in aggregate;

(d) Borrowings from US registered companies that are members of the group of companies of which the Parent is a subsidiary not exceeding 10,000,000 US Dollars in aggregate;

(e) commitments of members of the Group under finance lease, hire purchase or conditional sale agreements or equivalent arrangements, the principal amount of which does not at any time exceed (pound)1,000,000 in aggregate.

"Permitted Disposals" means:-

(a) the disposal of stock on an arm's length basis in the ordinary course of trading;

(b) disposals of obsolete or redundant assets which are no longer required for the business of any Group Company;

(c) disposals of assets (other than any shares, freehold or leasehold properties, heritable or leased properties in Scotland, Intellectual
     Property Rights, debtors or any trade or business) in exchange for replacement assets comparable or superior as to type, value and quality;

(d) disposals of assets if the higher of the sale price and the market value of the assets disposed of (whether by a single transaction or a series of transactions) by the Group is not in total more than (pound)1,000,000.

"Permitted Distribution" means any Distribution which:-

(a) in the case of a Distribution by any Group Company other than the Parent, is made by that Group Company to a Group Company which has granted Full Group Security;

(b) in the case of a Distribution by the Parent, is a Distribution made at a time when no Default is continuing unwaived and which together with all other Distributions by the Parent in any financial year does not exceed (pound)2,500,000 in aggregate; or

(c) in addition, in the case of a Distribution by the Parent, is a Distribution made (at a time when no Default is continuing unwaived) from the Parent's own cash balances and the Parent has prior to making such Distribution provided to BoS a cashflow forecast for the remainder of the financial year demonstrating that the forecasted use of the Facility shall not exceed 50% of the Limit. If following payment of such a Distribution the utilisation of the Facility in the remainder of that Financial Year does exceed 50% of the Limit the Parent shall be required to consult with BoS as to the reasons for such increased utilisation and agree a method to reduce such utilisation as soon as possible.

"Permitted Security Rights" means:-

(a) liens and rights of set-off securing obligations which are not overdue beyond their standard payment dates, arising by operation of law in the ordinary and usual course of trading;

(b) Security Rights arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading;

(c) Security Rights granted in terms of the BoS Documents or with the prior written approval of BoS; or

(d) rights affecting the real property of any Group Company which do not arise out of any Borrowing and which do not interfere in any material respect with the use of such real property or the ordinary conduct of business thereon, or impair the rights of BoS with respect thereto in any material respect or liens arising from leases or subleases of any real property held by any Group Company.



"Potential Event of Default" means any event, act or condition which, with the giving of notice and/or lapse of time, and/or any other event, act or condition which, in the reasonable opinion of BoS, will or is likely to constitute an Event of Default.

"Qualifying Lender" means a person which, in relation to the relevant payment, is beneficially entitled to the income in respect of which the payment is made and is:-

(a)  a company resident in the United Kingdom for tax purposes; or

(b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings the payment into account in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act); or

a person fulfilling any one of the conditions set out in sub-sections (3) to (7) of Section 349B of the Taxes Act,

in each case in  respect of which the  Parent  has not  received a  notification
(which  remains  valid)  from the Board of the  Inland  Revenue  directing  that
Section 349A(1) of the Taxes Act is not to apply to any such payment.

"Sale" means any transaction (including, without limitation, any sale, transfer, lease or other disposal and any series of transactions whether taking place at the same time or not) pursuant to which all or substantially all of the business and assets of the Parent or of the Group are sold to any person (other than a Group Company which has granted Full Group Security).

"Secretary's Certificate" means, in respect of a company, a certificate in the form set out in Schedule 7 executed by the secretary of that company.

"Security Documents" means the documents listed under the heading of Security in
Schedule 1 and any other documents entered into by a Group Company from time to time creating or evidencing any Security Right or guarantee in favour of BoS.

"Security Right" means any mortgage, charge, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

"Statutory Control" means each of the following which affects any Group Company or any of its assets from time to time:-

(a)  any legislation (including delegated legislation);

(b)  any consent made or given under any legislation; and

(c) any notice, order or correspondence related to paragraphs (a) or (b) above and having the force of law.

"Sterling" and the figure "(pound)" shall mean the lawful currency of the UK.

"Subsidiary" means, in respect of any company, person or entity, any company, person or entity directly or indirectly controlled by such company, person or entity (including any Subsidiary acquired after the date of this letter) and "Subsidiaries" shall mean all or any of them, as appropriate.

"Taxes Act" means the Income and Corporation Taxes Act 1988.

"Treasury" means HBOS Treasury Services PLC (registered number 2692890), having its registered office at 33 Old Broad Street, London EC2N 1HZ.

"UK GAAP" means generally accepted accounting principles and practices in the UK.

"US GAAP" means generally accepted accounting principles and practices in the USA.

"Working Capital Facility" means the facility for working capital purposes given to a Group Company by BoS and the amount outstanding thereunder (as the context requires).

Interpretation

Any reference in this letter to:-

(a) statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation.

(b) "control" of any company shall be interpreted in accordance with Section 840 of the Taxes Act;

(c) "including" shall not be construed as limiting the generality of the words preceding it;

(d) any clause, paragraph or schedule shall be construed as a reference to the clauses in this letter, the schedules to this letter and the paragraphs in such schedules;

(e) any term or phrase defined in the Companies Act 1985 (as amended from time to time) shall (whether or not it is capitalised) bear the same meaning in this letter save that any term used in the definition of "Qualifying Lender" shall be interpreted as such term is interpreted in accordance with the Taxes Act;

(f) words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(g) this letter and to any provisions of it or to any other document referred to in this letter shall be construed as references to it in force for the time being and as amended, varied, supplemented, restated, substituted or novated from time to time;

(h) a person is to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

(i) any person is to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;

(j)  any word or phrase includes all derivations thereof;

(k) any "associated person" means, in relation to a person, a person who is either acting in concert (as defined in the City Code on Takeovers and Mergers) with that person or is a connected person (as defined in section 839 of the Taxes Act) of that person;

(l) the "exposure" of BoS (or any other member of BoS Group) means, in relation to any guarantee, bond, forward foreign exchange contract or other utilisation, the amount determined by BoS to be its liability (actual or contingent) in respect thereof (or, if applicable, the liability of such other member of BoS Group).

Clause headings are for ease of reference only and are not to affect the interpretation of this letter.

                                   SCHEDULE 9

                                 PAYMENT SYSTEMS



1.   BACS Facility

1.1. BACS Limit (pound)4,000,000

1.2. Purpose

     The BACS facility may only be used by the Borrowers to make fund transfers up to an aggregate at any time of the amount of the BACS Limit utilising the Bankers Automated Clearing System. The Borrower may use the BACS facility to make such fund transfers, subject to sufficient funds being made available by the Borrowers to cover the BACS payments by close of business on the same day without exceeding the Overdraft Limit.

1.3. Terms and Conditions

     The BACS facility shall be made available to the Borrowers subject to:-

     1.3.1. the terms and conditions of the Bankers Automated Clearing System operated by BACS Limited; and

     1.3.2. its rules of operation as agreed between BoS and the Borrowers from time to time.

2.   Treasury Settlement Facility

2.1. Treasury Settlement Limit (pound)2,000,000

2.2. Purpose

     The Treasury Settlement facility may only be used by the Borrowers to make fund transfers using the Treasury Settlement facilities up to an aggregate of the Treasury Settlement Limit provided to the Borrowers by Treasury. The Borrowers may use the Treasury Settlement facility to make such fund transfers subject to sufficient funds being made available by the Borrowers to cover such payments by close of business on the date of settlement of such payment without exceeding the Overdraft Limit.

2.3. Terms and Conditions

     The Treasury Settlement facility shall be made available to the Borrower subject to the rules of operation as agreed between BoS and the Borrowers from time to time.

3.   CHAPS Facility

3.1. CHAPS Limit (pound)1,000,000

3.2. Purpose

     The CHAPS facility may only be used by the Borrowers to make fund transfers up to an aggregate at any time of the amount of the CHAPS Limit utilising the Clearing House Automated Payments Systems available from BoS. The Borrowers may use the CHAPS facility to make such fund transfers, subject to sufficient funds being made available by the Borrowers to cover each of those CHAPS payments by close of business on the same day without exceeding the Overdraft Limit.

3.3. Terms and Conditions

     The CHAPS facility shall be made available to the Borrowers subject to the standard terms and conditions of the Clearing House Automated Payments Systems as advised by BoS.

4.   CIB International Facility

4.1. CIB International Limit (pound)2,000,000

4.2. Purpose

     The CIB International Payments facility may only be used by the Borrowers to make international payments utilising the BoS Corporate Internet Banking ("CIB") up to an aggregate at any time of the amount of the CIB International Payments Limit. The Borrowers may use the CIB facility to make such international payments subject to sufficient funds being made available by the Borrowers to cover such payments by close of business on the date of settlement of such payment without exceeding the Overdraft Limit.

4.3. Terms and Conditions

     The CIB International Payments facility shall be made available to the Borrowers subject to:-

4.3.1. the terms of and conditions of CIB; and

4.3.2. the rules of operation thereof as agreed between BoS and the Borrowers from time to time.

5.   5. General

     Throughout the duration of the Working Capital Facility, BoS shall be entitled to vary both the limit and the terms and conditions referred to above in relation to the Payment Systems by notice to the Borrowers.